OPTION TO PURCHASE SHARES OF COMMON STOCK

OF

TABLE MESA ACQUISITIONS, INC.

THIS OPTION AGREEMENT is made and entered into this 13TH  day of September, 2007, by and between Table Mesa Acquisitions, Inc., a Nevada corporation (the  “Company”) and Randy J. Sasaki (hereinafter the “Holder”).

Pursuant to, and in accordance with the terms of this Option Agreement, the Company hereby grants to the Holder an Option to purchase 1,285,000 shares (the "Shares") of the common stock of the Company (the "Common Stock") at the purchase price of $0.00055 per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment, as hereinafter provided) upon the terms and conditions herein set forth.

1. Exercise of Option.

(a) Subject to subsection (b) of this Section 1, this Option may be exercised upon presentation and surrender of this Option Agreement, with the attached Purchase Form (Exhibit A) duly executed, at the principal office of the Company, at 4807 South Zang Way, Morrison, CO  80465 or at such other place as the Company may designate by notice to the Holder, together with payment, payable to the order of Table Mesa Acquisitions, Inc. in the amount of the Exercise Price times the number of Shares being purchased. This Option may be exercised in whole or in part. In case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Option Agreement of like tenor entitling the Holder to purchase the number of Shares as to which this Option has not been exercised.

(b) This Option to purchase the "restricted" common stock of the Company may be exercised in whole or in part at any time prior to 5:00 p.m., MST, on December 31, 2009.

2. Purchased and Underlying Shares.

(a) Upon surrender of this Option Agreement and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to the Holder, a certificate or certificates for the number of full shares of Common Stock comprising the applicable number of Shares so purchased upon the exercise of this Option (the "Purchased Shares").  Such certificate or certificates shall be deemed to have been issued, and any person named therein shall be deemed to have become a holder of record of such Shares, as of the date of surrender of this Option and payment of the Exercise Price, as aforesaid, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the transfer shall not have been reflected on the stock transfer books of the Company.

(b) The Company shall at all times keep reserved so long as this Option remains outstanding, out of its authorized shares of Common Stock, such number of Shares as shall continue to be subject to purchase under this Option (the "Underlying Shares"). Every transfer agent for the Common Stock issuable upon the exercise of this Option shall be irrevocably authorized and directed at all times to reserve such number of authorized Shares as shall be requisite for such purpose.

3. Rights and Obligations of Option Holder.

(a) The Holder of this Option shall not, by virtue hereof, be entitled to any rights as a shareholder in the Company, either at law or in equity. The rights of the Holder of this Option are limited to those expressed herein and the Holder of this Option, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Option Agreement, including, without limitation, all the obligations imposed upon the Holder by Section 5 hereof.

(b) The Holder of this Option, as such, shall not be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Option Agreement, as such, confer upon the Holder any of the rights of a shareholder of the Company including, but not limited to, any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, share exchange, conveyance or otherwise, receive notice of meetings or other action affecting shareholders (except for the notices provided for herein), receive dividends, receive subscription rights, or any other right until this Option shall have been exercised and the Holder shall have become the record holder of the Shares, as provided herein.

4. Purchased Shares. The Company covenants and agrees that all Purchased Shares to be delivered upon proper exercise of this Option shall be recorded on the books of the Company in the name of the Holder and shall be duly and validly authorized and issued, fully paid and non-assessable, and free from all preemptive rights, taxes (other than transfer taxes), liens, charges and security interests created by the Company with respect to the issuance thereof.

5. Disposition of Options or Shares.

(a) The Holder of this Option and/or any transferee of the Purchased Shares by its acceptance hereof or thereof, hereby understands and agrees that neither this Option nor the Purchased Shares have been registered under either the Securities Act of 1933 Act (the “1933 Act”), or applicable state securities laws (the "State Acts") and may not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be reasonably satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the 1933 Act and the State Acts. It shall be a condition to the transfer of any of the Purchased Shares, that any transferee of such Purchased Shares deliver to the Company its written agreement to accept and be bound by all of the representations, terms and conditions of this Option Agreement.

(b) The stock certificates of the Company that will evidence the Purchased Shares shall be imprinted with a conspicuous legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

The Company has not agreed to register any of the Purchased Shares for distribution in accordance with the provisions of the 1933 Act or the State Acts.  Hence, it is the understanding of the Holder that  the Purchased Shares may be required to be held indefinitely, unless and until registered under the 1933 Act and the State Acts, or unless an exemption from such registration is available (in which case the Holder may still be limited as to the number of such Shares that may be sold).

6. Representations.

(a) Risk Factors. The Holder understands and acknowledges that (i) this Option and the Purchased Shares are unregistered, restricted securities and are not readily marketable, and (ii) there is a significant degree of risk in investing in the Shares. The Holder agrees that he must be able to bear the economic risk of the loss of the entire investment in the Shares if he exercises this Option.

(b) Accredited Investor; Knowledge and Experience; Financial Capability. The Holder represents that he is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933.  Holder further represents that he has (i) such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of the investment in the Shares, (ii) sufficient net worth and income to bear the economic risk of investment in the Purchased Shares, and (iv) no need for liquidity of the investment and no reason to anticipate any change in the Holder's financial circumstances which may cause or require any sale, transfer or other distribution of the Purchased Shares.

(c) Information. The Holder agrees that it shall be his responsibility to request such information with respect to the Company as he and his advisors deem appropriate to evaluate the risks and merits of investment in the Purchased Shares at the time that the Holder exercises this Option.

7. Adjustments. The number of Shares purchasable upon the exercise of this Option, and the Exercise Price, shall be subject to adjustment from time to time upon the occurrence of any of the events enumerated below at any time prior to the exercise of this Option in full.

(a) In case the Company shall: (i) pay a dividend, or make a distribution on the Common Stock, in shares of Common Stock or any other of its capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of its capital stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, any shares of capital stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the amount of Shares purchasable upon the exercise of this Option immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Option that number of Shares (or other capital stock of the Company) which the Holder would have owned or would have been entitled to receive after the happening of such event had the Holder exercised this Option immediately prior to the record date, in the case of any such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to any portion of this Option exercised between such record date or effective date and the date of happening of any such event.

(b) If the Company shall issue, by reorganization or reclassification of its Common Stock (including any such reorganization or reclassification in connection with a consolidation or merger of the Company with another corporation, provided the Company is the surviving corporation) other securities or property of the Company, the Holder shall thereafter have the right to receive upon exercise of this Option the kind and number of shares of stock or other securities or property which he would have been entitled to receive upon the happening of any such reorganization or reclassification, had this Option been exercised immediately prior thereto; and, in any case, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably practical, in relation to any shares of stock or other securities or other property thereafter deliverable upon the exercise of this Option. Any adjustment made pursuant to this subparagraph (b) shall become effective retroactively to the effective date of such reorganization or reclassification.

(c) After any adjustment of the number or kind of shares or other securities or property issuable upon exercise of this Option pursuant to the provisions of this Section, the Exercise Price shall also be adjusted so that the aggregate Exercise Price thereafter payable upon exercise of this Option shall be equal to the aggregate Exercise Price which would have been payable upon exercise of this Option immediately prior to such adjustment.

8. Fractional Shares. No fraction of a Share shall be required to be delivered upon the exercise of this Option or any portion hereof. If any fractional interest in a Share shall otherwise be deliverable upon the exercise of this Option, the Company shall make an adjustment by rounding up the number of Shares to be delivered to the next highest whole number.

9. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Option Agreement, the Company shall, upon its receipt of an indemnity agreement or bond reasonably satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Option Agreement, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Option Certificate of like tenor.

10. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of this Option at any time or from time to time and the surrender of this Option Agreement.

11. Notices. Whenever any notice, payment of any purchase price or other communication (any such notice, payment or other communication, a "Delivery") is required to be given or delivered under the terms of this Option, it shall be in writing and delivered by hand delivery or Federal Express or registered or certified United States mail, postage prepaid and return receipt requested, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered. Any Delivery to the Company, shall be addressed to             4807 South Zang Way, Morrison, CO  80465 or to such other address as the Company may hereafter designate to the Holder in writing; any Delivery to the Holder shall be addressed to 1175 Osage Street, Suite 204, Denver, CO 80204, or to such other address as the Holder may hereafter designate to the Company in writing.

12. Change; Waiver. Neither this Option nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

TABLE MESA ACQUISITIONS, Inc.

ACCEPTED:

By:	/s/ Jay Lutsky	/s/Randy J. Sasaki
	Jay Lutsky, President.	Randy J. Sasaki

EXHIBIT A PURCHASE FORM

TO: TABLE MESA ACQUISITIONS, INC.

The undersigned hereby irrevocably elects to exercise the Option evidenced by the attached Option Agreement to the extent of _________ shares of the Common Stock of Table Mesa Acquisitions, Inc,  and hereby makes payment of _______  in accordance with the provisions of Section 1 of the Option Agreement in payment of the purchase price thereof.

Name of Holder: ____________________

(Please type or print)

Signature of Holder: __________________

Date: ___________________